                                Power of Attorney

I, Sami Mnaymneh, of 221 Costanera Road, Coral Gables, FL 33143, hereby  appoint
Jay Carvell and Alastair Merrick  as my recognized representatives and  true and lawful attorneys-in-fact to make, execute,  sign, acknowledge and file with  the
Securities  and  Exchange  Commission (the  "SEC")  as  necessary any  documents relating  to  my beneficial ownership  of shares of common stock  of  WhiteHorse
Finance,  Inc.  and any amendments to such documents.

This  is the  only power  granted by  this Power  of Attorney.   This Power   of
Attorney applies  to all  future documents  filed with  the SEC  relating to  my beneficial ownership of shares of  common stock of WhiteHorse Finance,  Inc. and
any amendments  thereto.  This  Power of  Attorney  is  revocable by   me at any
time.  Third parties  receiving a duly executed copy, a copy uploaded in text or html format or facsimile of  this Power of Attorney may rely upon this Power  of
Attorney.

Signature: /s/ Sami Mnaymneh
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Name:      Sami Mnaymneh
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Date:      December 4, 2012
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